                                                                 EXHIBIT 10.62

                                                                 CONFORMED COPY





                            DUQUESNE LIGHT COMPANY

                      OUTSIDE DIRECTORS' RETIREMENT PLAN

                            DUQUESNE LIGHT COMPANY

                      OUTSIDE DIRECTORS' RETIREMENT PLAN



                               Table of Contents
                               -----------------


Article                                                                Page
-------                                                                ----
I       Purpose  . . . . . . . . . . . . . . . . . . . . . . . . .       1

II      Definitions    . . . . . . . . . . . . . . . . . . . . . .       1

III     Eligibility    . . . . . . . . . . . . . . . . . . . . . .       2

IV      Retirement Benefits  . . . . . . . . . . . . . . . . . . .       2

V       Deferred Compensation   .  . . . . . . . . . . . . . . . .       4

VI      Status of Plan  . . . . .  . . . . . . . . . . . . . . . .       4

VII     Rights Nonassignable  . .  . . . . . . . . . . . . . . . .       5

VIII    Administration  . . . . .  . . . . . . . . . . . . . . . .       5

IX      Termination . . . . . . .  . . . . . . . . . . . . . . . .       6

X       Amendment . . . . . . . .  . . . . . . . . . . . . . . . .       6

XI      Miscellaneous   . . . . .  . . . . . . . . . . . . . . . .       7

                            DUQUESNE LIGHT COMPANY
                      OUTSIDE DIRECTORS' RETIREMENT PLAN


                                   ARTICLE I

        1.01 The purpose of this Retirement Plan is to provide directors of Duquesne Light Company with payments after retirement in recognition of their service to the Company and to assure that the overall compensation arrangements for directors are adequate to attract and retain highly qualified individuals.


                                  ARTICLE II
                                  Definitions
                                  -----------

        2.01 "Board" or "Board of Directors" means the board of directors of the Company.
        2.02 "Company" means Duquesne Light Company.
        2.03 "Director" means an individual serving on the Board of Directors.
        2.04 "Participant" means a director, former director, or the beneficiary of a deceased director or former director, who is eligible for or entitled to receive benefits under this Plan.
        2.05 "Plan" means this Outside Directors' Retirement Plan.
        2.06 "Retirement" means termination of service as a director for any reason, including without limitation, death, resignation or not being re-elected.

                                  ARTICLE III

                                  Eligibility
                                  -----------

        3.01 Directors of the Company shall be eligible to participate in this Plan as of the later of the effective date of the Plan, or the first day of their first term as a director, except that a director who is a participant in any tax qualified retirement plan of the Company (a "Qualified Director") will not be eligible to participate until the effective date of his or her retirement from the Company.

        3.02 A director shall be eligible for benefits under this Plan upon completion of five (5) years of service on the Board or, in the case of a Qualified Director, upon completion of one (1) year of service on the Board following his or her retirement from the Company.

                                  ARTICLE IV

                              Retirement Benefits
                              -------------------

        4.01 Participants shall be paid a monthly benefit following retirement in accordance with the terms and conditions of this Plan.

        4.02 A director's monthly benefit shall be equal to one-twelfth (1/12) of the annual retainer in effect on the effective date of the director's retirement from the Board, and shall continue for the number of months equal to the director's total months of service on the Board prior to attaining the age of 70 (excluding a Qualified Director's Service on the Board during his or her employment with the Company), but in no event longer than 120 months. For purposes of determining the annual retainer in effect on the effective date of a director's retirement, any portion of such annual retainer that is payable in shares of DQE Common Stock shall be valued based upon the purchase price paid by the Company in connection with the most recent issuance of shares to the director, or if there was no purchase of shares by the Company in connection with such issuance of shares to the director, then such value shall be based on the average of the high and low trading prices of DQE Common Stock on the date of such issuance of shares as quoted in the New York Stock Exchange Composite Transactions listing in The Wall Street Journal; and
        4.03 Subject to Section 4.02, a director's months of service shall include any period during which the director served on the Board prior to the effective date of the Plan and any non-consecutive periods of service.
        4.04 Meeting fees are not considered as a part of the retainer for purposes of this Plan.
        4.05 Payment of benefits under this Plan shall begin upon the later of:
        (a) The first day of the month following the director's retirement from the Board or
        (b) a date elected by the director in writing on or before December 31 of the year prior to the calendar year in which the director retires.

A director may make and/or change the election under this section at any time prior to December 31 of the year prior to retirement. An election pursuant to this section may be revoked prior to retirement.

        4.06 Upon the death of a director, either before or after benefits begin, the balance of such director's benefits under this Plan shall thereafter be paid to such one or more beneficiaries as the director shall name in a written beneficiary designation filed with the Corporate Secretary Unit of the Company. If no beneficiary or beneficiaries are designated, the balance shall be paid to the director's estate. Payments to a beneficiary under this Plan shall be in the same amount and over the same term as payments to the deceased director, except that a beneficiary may make a written election to receive a lump sum distribution.

                                   ARTICLE V

                             Deferred Compensation
                             ---------------------

        5.01 Benefits determined under this Plan will be based upon the director's full retainer entitlement and shall not be reduced by any amount that a director may elect to defer under the Directors' Deferred Compensation Plan.


                                  ARTICLE VI

                                Status of Plan
                                --------------


        6.01 This Plan is a nonqualified supplemental retirement plan. As such, all payments from this Plan shall be made from the general assets of the Company. This Plan shall not require the Company to set aside, segregate, earmark, pay into trust or special account or otherwise restrict the use of its assets in the operation of its business. A participant shall have no greater right or status than an unsecured creditor of the Company with respect to any amounts owed to any participant under this Plan.

                                  ARTICLE VII

                             Rights Nonassignable
                             --------------------

        7.01 All payments to persons entitled to benefits under this Plan shall be made to such persons and shall not be transferable or otherwise assignable in anticipation of payment of such benefits, in whole or in part, by the voluntary or involuntary acts of any such persons or by operation of law. In addition, such payments shall not be subject to garnishment, attachment or any other legal process of creditors of such persons.

                                 ARTICLE VIII

                                Administration
                                --------------


        8.01 Full power and authority to construe, interpret and administer this Plan shall be vested in the Compensation Committee of the Board which shall have full power and authority to make each determination provided for in this Plan. All determinations made by the Compensation Committee of the Board shall be conclusive and binding upon the Company and each participant or former participant.

                                  ARTICLE IX

                                  Termination
                                  -----------

        9.01 The Board of Directors may terminate this Plan at any time. Upon termination of the Plan, benefits shall be paid in accordance with Article IV to any participant who is receiving benefits under Section 4.05 or 4.06 prior to the date of termination of the Plan or to any director who has prior to the date of termination:

        (a)  satisfied the eligibility requirements of Article III,
        (b)  retired from the Board of Directors of the Company, and
        (c)  has not begun to receive benefits under this Plan.

No other payments shall be made to any person under the Plan after the date of termination, including but not limited to directors who meet the eligibility requirements of Article III but who have not retired from the Board as of the date of Plan termination.


                                   ARTICLE X

                                   Amendment
                                   ---------

        10.01 Except as provided in Section 10.02 below, the Board of Directors may, in its discretion, amend this Plan from time to time.
        10.02 No amendment to the Plan may take away or reduce the benefit of any participant who is, or but for an election of a later starting date under
Section 4.05(b), would be, receiving a benefit under the Plan at the time of the amendment.

                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

        11.01 If the person to receive payment is adjudged or deemed to be legally incompetent, the payments shall be made to the duly appointed guardian of such incompetent, or they may be made to such person or persons who are caring for or supporting such incompetent; and the receipt by such person or persons shall be a complete acquittance for the payment of the benefit.
        11.02 The expenses of administration of this Plan shall be borne by the Company.
        11.03 This Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Pennsylvania.

        This amended and restated Plan is adopted and effective this 27th day of June, 1995.

ATTEST:                              DUQUESNE LIGHT COMPANY:

/s/  Diane S. Eismont                BY:/s/  Wesley W. von Schack
-------------------------------         -------------------------
(Corporate Seal)      Secretary      Title:  Chairman and Chief
                                              Executive Officer


Originally effective April 18, 1989.
Revised March 27, 1990.
Revised June 27, 1995.